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                                                                    EXHIBIT 5.01


                                 LAW OFFICES OF

                                 BRIAN W PUSCH

                                ATTORNEYS AT LAW

                                PENTHOUSE SUITE

                              29 WEST 57TH STREET

                               NEW YORK, NY 10019

                           TELEPHONE   (212) 980-0408
                           FACSIMILE   (212) 980-7055


                                 January 16, 1996

Park Electrochemical Corp.
5 Dakota Drive
Lake Success, New York  11042

                           PARK ELECTROCHEMICAL CORP.
                      REGISTRATION ON FORM S-3 RELATING TO
                  __% CONVERTIBLE SUBORDINATED NOTES DUE 2006
              AND 500,000 SHARES OF COMMON STOCK, $.10 PAR VALUE
               -------------------------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to Park Electrochemical Corp., a New York corporation (the "Company"), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to an aggregate of $115,000,000 principal amount of __% Convertible Subordinated Notes Due 2006 (the "Notes") to be offered by the Company and 500,000 shares (the "Shares") of Common Stock, $.10 par value (the "Common Stock"), of the Company to be offered by Mr. Jerry Shore, as selling shareholder (the "Selling Shareholder"). The Notes will be convertible into shares (the "Conversion Shares") of Common Stock.

          This opinion is being furnished pursuant to the requirements applicable to Item 16 of Part II of the Registration Statement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement as proposed to be filed with the SEC, (ii) a proposed form of Underwriting Agreement relating to the Notes to be filed as an exhibit to the Registration Statement, (iii) a proposed form of Underwriting Agreement relating to the Shares to be filed as an exhibit to the Registration Statement, (iv) a proposed form of Indenture to be filed as an exhibit to the Registration Statement, (v) the Restated Certificate of Incorporation and the By-Laws of the Company, as each is currently in effect,
(vi) resolutions of the Board of Directors of the Company relating to the Notes and the Conversion Shares and the proposed registration and issuance of the Notes and the Conversion Shares and the proposed registration of the Shares, and
(vii) such other documents and certificates of public officials, officers of the Company and the Selling Shareholder and information as we have deemed necessary or appropriate as a basis for this opinion.

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Park Electrochemical Corp.
January 16, 1996
Page 2




          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          We are admitted to practice in the State of New York and we do not purport to express an opinion herein concerning any laws other than the laws of the State of New York.

          Based on and subject to the foregoing, we are of the opinion that:

          1. When (a) the Registration Statement shall have become effective and the Indenture covering the Notes (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee"), shall have been qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture shall have been duly executed and delivered by the Company and the Trustee, (c) the applicable provisions of securities and blue sky laws of certain jurisdictions shall have been complied with, (d) the Notes shall have been duly issued, executed and authenticated in accordance with the terms of the Indenture, and (e) the Notes shall have been duly delivered against payment of the consideration therefor as contemplated in the Underwriting Agreement relating to the Notes referred to in the Registration Statement, the Notes will be legally issued by the Company and will be valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is sought in a proceeding in equity or at law;

          2. The Conversion Shares have been duly authorized and when (a) the Registration Statement shall have become effective, (b) the applicable provisions of securities and blue sky laws of certain jurisdictions shall have been complied with, and (c) the Conversion Shares shall have been duly issued on conversion of the Notes in accordance with the terms of the Indenture and the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable (subject to the provisions of Section 630 of the New York Business Corporation Law (the "BCL")); and

          3. The Shares have been duly authorized and validly issued and are fully paid and non-assessable (subject to the provisions of Section 630 of the BCL).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                 Very truly yours,

                                 /s/ Brian W. Pusch
                                 -------------------
                                     BRIAN W. PUSCH